Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

August 8, 2016

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, New Jersey 07054

Re:                             Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as special counsel to B&G Foods, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors listed on Schedule A hereto (each, a “Subsidiary Guarantor”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offerings from time to time of the following securities of the Company and the Subsidiary Guarantors: (1) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (2) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (3) debt securities, which may be senior or subordinated to other obligations of the Company and which may be in one or more series (collectively, “Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named therein (the “Trustee”) (such indenture, as may be amended or supplemented from time to time, the “Indenture”), (4) guarantees, if any, of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”), (5) warrants to purchase debt or equity securities of the Company (“Warrants”), and (6) units consisting of any combination of one or more of the securities registered pursuant to the Registration Statement (“Units”).  The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities as set forth below.

As such counsel, we have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion.  With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters.  In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and its subsidiaries).

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.                                      The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, or upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and non-assessable.

2.                                      The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, upon conversion or exchange of Debt Securities or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and non-assessable.

3.                                      The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon conversion or exchange of Preferred Stock or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.                                      The Guarantees, when (a) duly executed by the Subsidiary Guarantors and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon conversion or exchange of Preferred Stock or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the applicable Subsidiary Guarantors of such lawful consideration therefor as their respective Board of Directors or Board of Trustees, as applicable (or a duly authorized committee thereof), may determine, will be valid and binding obligations of the applicable Subsidiary Guarantors enforceable against the applicable Subsidiary Guarantors in accordance with their respective terms.

5.                                      The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

6.                                      The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement: (i) the Board of Directors of the Company and the respective Board of Directors or Board of Trustees, as applicable, of the Subsidiary Guarantors, including any appropriate committee appointed thereby (collectively, the “Boards”), shall have (x) duly established the terms of the Securities (and in the case of the Units, the Securities that are the components thereof), and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation stating the designation and voting rights, preferences, limitations and special rights, if any, of any such Preferred Stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded; (ii) the resolutions establishing the definitive terms of and authorizing the Company and the Subsidiary Guarantors to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company or the Subsidiary Guarantors; (iii) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the certificates of incorporation or organization, bylaws and other similar formation documents of the Company and the Subsidiary Guarantors (collectively, the “Formation Documents”), and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the Formation Documents, any Indenture, underwriting agreement, warrant agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Agreements”) and the authorizing resolutions of the Boards, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Formation Documents or the Agreements (subject to the further assumption that such Formation Documents and Agreements have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company or any applicable Subsidiary Guarantor and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company or any applicable Subsidiary Guarantor; (iv) upon issuance of any shares of Preferred Stock or Common Stock, or, in the case of Units, of which shares of Preferred Stock or Common Stock are components, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock or Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock or Common Stock that the Company is then authorized to issue under its Second Amended and Restated Certificate of Incorporation; (v) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law; (vi) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates or instruments representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company, any applicable Subsidiary Guarantor and any other appropriate party; (vii) each Indenture, warrant agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company and any applicable Subsidiary Guarantors); (viii) the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (ix) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (x) the Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (xi) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company, any applicable Subsidiary Guarantor and the other parties thereto; (xii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (xiii) each agreement or contract referred to herein but not filed as an exhibit to the Registration Statement as of the date hereof shall be governed by the laws of the State of New York; and (xiv) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company or any Subsidiary Guarantor is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Schedule A

Subsidiary Guarantors

B&G Foods North America, Inc.

B&G Foods Snacks, Inc.

Bear Creek Country Kitchens, LLC

Pirate Brands, LLC

Spartan Foods Holding Company

Spartan Foods of America, Inc.

William Underwood Company